Exhibit 21.1

NETWORK EQUIPMENT TECHNOLOGIES, INC.

Wholly Owned Subsidiaries of Registrant

As of May 18, 2009

N.E.T. APLA, Inc. ………………………………….  (Incorporated Under the Laws of State of Delaware)

N.E.T. Cone Sul do Brasil Ltda. ………………   (Incorporated Under the Laws of Brazil)

N.E.T. de Mexico, S. de R.L. de C.V. .………..   (Incorporated Under the Laws of Mexico)

N.E.T. Southeast Asia Pte Ltd. ………………..

(Incorporated Under the Laws of Singapore)

N.E.T. China, Inc. ………………………………….

(Incorporated Under the Laws of State of Delaware)

N.E.T. Europe Ltd …………………………….……

(Incorporated Under the Laws of England)

N.E.T. Europe S.A.S. ………………………………

(Incorporated Under the Laws of France)

N.E.T. Federal, Inc. ………………………………...

(Incorporated Under the Laws of State of Delaware)

N.E.T. Japan, Inc. …………………………………..

(Incorporated Under the Laws of State of Delaware)

Netdotcom Broadband Technologies, Inc. …………  (Incorporated Under the Laws of Canada)

Network Equipment Technologies Australia

     Pty Limited………………………………………  (Incorporated under the Laws of Australia)

Quintum Technologies, LLC ……………………….  (Incorporated Under the Laws of State of Delaware)

Quintum International Holdings

     (BVI) Limited ……………………………………

(Incorporated Under the Laws of the

  British Virgin Islands)

Quintum Telecommunication Technology

     (Shanghai) Limited ………………………….

(Incorporated Under the Laws of Shanghai)

Quintum Technologies (Hong Kong) Limited ……..

(Incorporated Under the Laws of Hong Kong)

Quintum Technologies Asia Limited ……………....

(Incorporated Under the Laws of the

   British Virgin Islands)

Quintum Technologies (Asia) Limited ………..

(Incorporated Under the Laws of Hong Kong)

Quintum International Trading Company Ltd. … (Incorporated Under the Laws of Shanghai)